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Exhibit 8

Collateral Account Control Agreement

Instructions: Complete Boxes A, B, C and Names and Addresses and Sign Below

1. The Parties

        The Parties to this agreement ("Agreement") are the Client named below, the Creditor named below and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

2. The Pledged Account

Box A

        Client has granted Creditor a security interest in Merrill Lynch account 25E-07495 ("Account") pursuant to a separate Security Agreement between Client and Creditor.

        If the Account will be a new Merrill Lynch account, Client hereby instructs Merrill Lynch to transfer the assets listed in Exhibit A to the Account. The Account shall be maintained as a cash securities account, and will be titled "[Name of Client] Pledged Collateral Account for [Name of Creditor]."

        The purpose of this Agreement is to perfect the Creditor's security interest in the Account by granting Creditor control over the Account; however, this Agreement does not create Creditor's security interest in the Account inasmuch as Client and Creditor have a separate Security Agreement for that purpose.

        Client has not granted a security interest in the Account to any party other than Creditor, except for Merrill Lynch's broker lien referenced in section 7 and any lien for service fees to an Investment Manager or Agent named in Box B in section 4. Merrill Lynch has not entered into a Control Agreement with respect to the Account with any other party and agrees that it will not do so while this Agreement is in effect. The manager signing this Agreement on behalf of Merrill Lynch hereby represents, to the best of his or her knowledge, that no person other than Client, Creditor, Merrill Lynch and any Investment Manager or Agent named in Box B in section 4 have any claim, lien or interest in the Account or the assets in the Account.

        All assets in the Account will be treated as financial assets under Article B of the New York Uniform Commercial Code.

3. Excluded Assets

        Client and Creditor acknowledge that the following assets are not covered by this Agreement even if shown, for information purposes, on a periodic account statement for the Account, because Merrill Lynch is not the legal custodian of such assets; money market deposit account (MMDA) balances, shares of Mt. Ready Assets Trust, USA Government and USA Treasury money market funds and of the Merrill Lynch Institutional Funds, non-listed limited partnership interests, annuities and life insurance contracts, and precious metals. Merrill Lynch will not be responsible for assuring that any of these assets are not acquired with assets from the Account.

4. Client's Authority over the Account

        Until Creditor delivers to Merrill Lynch a Notice of Exclusive Control pursuant to section 8, Client will have full authority to give instructions with respect to assets in the Account in regard to voting and other rights, but will not have the authority to give any entitlement orders with respect to, or terminate the Account, without written consent by Creditor. Client's authority with respect to trading in the

Account and receipt of income from the Account will be governed by the completion of boxes B and C, which authority Creditor may revoke at any time by written notice delivered to Merrill Lynch.

Box B

        Is Client permitted to trade in the Account?

  ☐ Yes ☒ No

        If yes, except as otherwise provided in section 5, Merrill Lynch may comply with any trading instructions from Client or the Investment Manager or Agent named below without further consent by Creditor.

Print name of Investment Manager or Agent
designated by separate power of attorney or
equivalent document on file with Merrill Lynch

Box C

        Is Client permitted to withdraw income?

  ☐ Yes ☒ No

        If yes, Client is authorized to receive all interest and regular cash dividends earned on assets in the Account monthly:

☐ by check
or
☐ by transfer to account no.

        If an Investment Manager or Agent is named in Box B, Creditor agrees that the assets in the Account are subject to Client's agreement with such manager or agent and that periodic payment of normal advisory and service fees from assets in the Account pursuant to such an agreement is permitted without consent of Creditor.

5. Control by Creditor

        Merrill Lynch agrees to comply with any instructions it receives from Creditor at any time to transfer, sell, redeem, close open trades or otherwise liquidate any assets in the Account (including instructions to transfer assets directly to, or into an account in the name of, Creditor), without further consent by Client. All instructions to transfer assets from the Account must be in writing. If Creditor is an entity, Merrill Lynch is authorized to take instructions from any person Merrill Lynch reasonably believes represents Creditor.

6. Notice of Exclusive Control

        Creditor may at any time deliver to Merrill Lynch a "Notice of Exclusive Control" substantially in the form of Exhibit B. Upon receipt of such notice by the manager of the Merrill Lynch office servicing the Account, Merrill Lynch will cease complying with trading instructions from, or on behalf of, Client with respect to the Account, cease distributing to Client interest and regular cash dividends earned on assets in the Account, and refuse to accept any other instructions from Client intended to exercise any authority with respect to the Account except upon instruction of Creditor.

7. Priority of Creditor's Security Interest

        So long as this Agreement is in effect, Merrill Lynch subordinates in favor of Creditor any security interest, lien, or right of setoff it may have, now or in the future, against assets in the Account, except

Merrill Lynch may retain a prior lien on assets in the Account to secure payment for assets purchased for the Account and to collect normal commissions and service fees.

8. Duplicate Statements and Confirmations

        Merrill Lynch will send Creditor duplicate copies of periodic account statements and trade confirmations, if any, contemporaneously with those sent to Client.

9. Responsibility and Protection of Merrill Lynch

        Except for permitting a transfer of assets from the Account in violation of section 4, Merrill Lynch will not be liable to Creditor for complying with instructions from Client that are received by Merrill Lynch before Merrill Lynch receives a Notice of Exclusive Control in accordance with section 8. Merrill Lynch will not be liable to Client for complying with a Notice of Exclusive Control or any instructions received from any person Merrill Lynch reasonably believes represents Creditor. Merrill Lynch has no duty to investigate whether Creditor is authorized under the Security Agreement to give such Notice of Exclusive Control or such instructions.

        Client hereby agrees to indemnify and hold harmless Merrill Lynch, its officers, directors, employees and agents, and any investment Manager or Agent named in Box B in section 4, against claims, liabilities and expenses arising out of maintenance of the Account pursuant to this Agreement (including reasonable attorney's fees), except if such claims, liabilities or expenses are caused solely by Merrill Lynch's or such manager's or agent's gross negligence or willful misconduct, respectively.

        Creditor hereby agrees to indemnify and hold harmless Merrill Lynch, its officers, directors, employees and agents, and any Investment Manager or Agent named in Box B in section 4, against claims, liabilities and expenses (including reasonable attorneys' fees) arising out of Merrill Lynch's compliance with any instructions from Creditor with respect to the Account except if such claims, liabilities or expenses are caused solely by Merrill Lynch's or such manager's or agent's gross negligence or willful misconduct, respectively.

        This Agreement does not create any obligations for Merrill Lynch except for those expressly set forth in this Agreement.

10. Termination; Survival

        Creditor may terminate this agreement by written notice to Merrill Lynch. Merrill Lynch may terminate this agreement on thirty (30) days written notice to Creditor and Client. Upon notification by Creditor to Merrill Lynch that Creditor's security interest in the Account has terminated, this Agreement will automatically terminate. Section 9, "Responsibility and Protection of Merrill Lynch," will survive termination of this Agreement.

11. Effect of Agreement

        Client and Creditor agree that this Agreement supplements the applicable Merrill Lynch account agreement with respect to the Account, and any related agreement if the Account is a managed account under a Merrill Lynch advisory program with a manager named in Box B, and that it does not abridge any rights that Merrill Lynch might otherwise have, except as provided in section 7. If there is any inconsistency between this Agreement and such Merrill Lynch account agreements this Agreement will control. The Parties also acknowledge that there are no other understandings or agreements with Merrill Lynch concerning the Account except for this Agreement, the Merrill Lynch account agreements and any agreement with an Investment Manager or Agent named in Box B to which Merrill Lynch may be a party.

12. Governing law

        This Agreement and the Account will be governed by the internal laws of the State of New York with respect to interpretation and enforcement.

13. Amendments

        No Amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

14. Severability

        To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

15. Successors and Assigns of Creditor

        A successor to or assignee of Creditor's rights and obligations under the Security Agreement between Creditor and Client will succeed to Creditor's rights and obligations under this Agreement.

SIGNATURES		ADDRESSES
Client:
BJ Chicago, LLC		2200 W. Valley Road
Print
/s/ JAMES A. DAL POZZO	11/26/02	Alhambra, CA	91803
Signature date
Managing Member
Title (If applicable)
Creditor:
print name*
signature date
Title (an authorized officer)

*
This is the name to whom periodic account statements and trade confirmations will be addressed unless another officer's name is provided to Merrill Lynch for this purpose.

Merrill Lynch, Pierce, Fenner & Smith Incorporated:
print name	Address is the address servicing the Account as indicated on account statement.
signature date
Resident Vice President (or designee)
This Agreement may be executed in counterparts, but the preparer should provide the completed original to Merrill Lynch with signed photocopy counterparts provided to Client and Creditor.

(Must be initialed by the creditor)

Account No.	25E-07495

Exhibit A

Use Exhibit A to list the assets to be transferred into the
Merrill Lynch Pledged Collateral Account.

(Note: If an existing managed account, such as a ML Consults®, Mutual Fund Advisor or other managed account, is being pledged, please attach a copy of the most recent monthly account statement and write "See attached statement" below.)

Quantity	Description
499,003	Chicago Pizza & Brewery, Inc.

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  Exhibit 8